EXHIBIT 10.8


                    COOPERATION AND SERVICE SUPPLY AGREEMENT

DE NORA S.P.A., with headquarters in Milan, Via Bistolfi, 35, capital stock 40,000,000,000 lire, registered in the Corporate Register with C.C.I.A.A., Milan, as no. 200888, in the person of its President Mr. Giovanni Scapini (company hereinafter DN for the sake of brevity)

                                      AND

DE NORA FUEL CELLS S.P.A., with headquarters in Milan, Via Bistolfi, 35, capital stock 40,000,000,000 lire, registered in the Corporate Register with CCIAA, Milan, as no. 208344/1999, in the person of its President Dr. Michele Tettamanti (company hereinafter FUEL CELLS for the sake of brevity)

                                    WHEREAS

- On 10/1/99, DN concluded the spin-off of its fuel cells business into the newly formed company named FUEL CELLS;
- FUEL CELLS, still in the start-up phase, has an organizational structure at an early stage of development;
- It is in the companies' common interest, belonging to the Oronzio de Nora group, to centralize certain services, in order to realize cost savings;

                            WHEREAS ALL OF THE ABOVE

The parties agree and stipulate as follows:

1) PREAMBLE
The preamble is an integral part of this agreement.

2) OBJECTIVE OF ASSISTANCE ACTIVITY
DN offers to FUEL CELLS which, as represented, accepts, the following assistance and collaboration:
     a) in patent matters for the development and protecting the intellectual property portfolio of FUEL CELLS.
     b) In research and development, in particular for planning relating to business transferred to FUEL CELLS in the spin off;
     c) Within the scope of production activities for manpower services relating to packing and workshop odd jobs;
     d)   In labor activities for chemical analysis services.


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     e)   In import/export activities, in particular for the application and management of authorization for temps, keeping operations records and preparing additional internal and external documentation;

3) PROCEDURE
For supplying the referenced services, FUEL CELLS pledges to supply DN with the necessary information, and technical and documentary material necessary or useful for DN to conduct the service activity.

4) SPECIALIZED PERSONNEL
In performing its assistance activity, where it becomes necessary, or at DN's request, FUEL CELLS may send its own specialized personnel to perform individual services.
This personnel, together with FUEL CELLS executives, may engage in relations with the authorities and companies, take part in negotiations for contractual, economic, and financial conditions.
The personnel used by DN in performing individual services shall act in compliance with the needs and objectives pursued by FUEL CELLS, exercising technical and professional discretion, without obligation of subordination.

5) TERM
This agreement shall take effect on January 1, 2000 and shall end on 12/31/2000.
At maturity, it will be considered automatically renewed for an additional period of one year, and so forth, unless prior notice of 30 days is given by registered letter.

6) COMPENSATION
As compensation for the services as per art. 2 of this agreement, FUEL CELLS shall pay to DN the following amounts:

6.1) for the activities as per 2a), 2 b), and 2 c) above:
     a) 60 Euros for each hour of work (regular or overtime) performed at the DN or FUEL CELLS headquarters
     b) 350 Euros for each day of work outside the headquarters, including overtime.

These amounts do not include out-of-pockets expenses (room and board, transportation), which will be reimbursed upon submission and approval by FUEL CELLS of the relevant documentation.


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6.2) for the activities as per 2 d) as in the price list annexed to this agreement.

6.3) for the activities as per 2 e) above, a flat rate of 200,000 lire per job; this amount does not include customs duties for imports, the cost of customs declarations for issuing customs entry, the costs of specific ad hoc consultations on the part of the shippers/carriers and shipping costs of any kind whatever.

The amounts as per 6.1), 6.2) and 6.3) above shall be paid by FUEL CELLS on a monthly basis, deferred, upon submission of invoice via direct delivery and analytical documentation of the activity performed by DN.
Every other tax charge shall be borne entirely by FUEL CELLS.

7) TERMINATION
This contract may be terminated by both parties within the limits established by law by 60 days advance notice in writing.

8) COSTS
The costs of this contract, annexes and consequentialities, are to be borne exclusively by DNFC.


Milan, January 18, 2000


DE NORA S.P.A.                                        DE NORA FUEL CELLS S.P.A.

/s/ Giovanni Scapini                                  /s/ Michele Tettamanti
--------------------------                            --------------------------
    Giovanni Scapini                                      Michele Tettamanti


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